UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2007

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall
San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On November 2, 2007, Kratos Government Solutions, Inc. (“Parent”), a wholly-owned subsidiary of Kratos Defense & Security Solutions, Inc. (“Kratos”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Haverstick Consulting, Inc. (“Haverstick”). Pursuant to the Merger Agreement, a wholly-owned subsidiary of Parent shall be merged with and into Haverstick (the “Merger”), and Haverstick shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Indiana as a wholly-owned subsidiary of Parent after the Merger. The completion of the Merger is subject to customary closing conditions. The Board of Directors of each of Parent and Haverstick approved the Merger and the Merger Agreement.

Upon completion of the Merger, all outstanding shares of capital stock of Haverstick will be exchanged for an aggregate consideration equal to approximately 7,480,000 shares of Kratos common stock and $69,500,000 in cash, subject to certain adjustments. Approximately 2,858,000 shares of Kratos common stock and $1,170,000 in cash shall be withheld as security for satisfaction of certain indemnification obligations and payable over a twenty-one month period following the closing date of the Merger pursuant to the terms of the Merger Agreement.

The shares of Kratos common stock issued in connection with the Merger will be issued in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. Pursuant to the terms of the Merger Agreement, Parent has agreed to use its reasonable best efforts to file a resale registration statement covering the shares issuable in connection with the Merger promptly following the closing date. In the event that the shares of Kratos common stock issued at the closing (the “Closing Stock”) are not salable under Rule 144 promulgated under the Securities Act (“Rule 144”) or pursuant to an effective registration statement as of the twelve month anniversary of the closing date, holders of the Closing Stock may elect to exchange such shares for a cash amount equal to $2.74 per share in accordance with the terms of the Merger Agreement. Until the date on which the shares of Closing Stock are salable under Rule 144 or pursuant to an effective registration statement, interest shall accrue on the value of the Closing Stock at a floating rate of one-month LIBOR plus four percent (4%) per annum. The value of the Closing Stock for purposes of calculating the accrued interest shall be determined in accordance with the terms of the Merger Agreement and the aggregate interest amount shall be payable by Parent in shares of Kratos common stock. Parent shall pay the cash portion of the purchase price with cash to be provided under a $75,000,000 credit facility to be provided by KeyBank Capital Markets (“KeyBank”) pursuant to the terms of that certain Facility Letter by and among Kratos and KeyBank, dated October 24, 2007 (collectively, the “Facility Letter”).

The foregoing descriptions of the Merger Agreement and the Facility Letter do not purport to be complete and are qualified in their entirety by the Merger Agreement and the Facility Letter attached as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Kratos issued a press release on November 5, 2007 regarding the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Kratos, Parent and Haverstick. The Merger Agreement contains representations and warranties that each of Kratos, Parent and Haverstick made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 2.03   Creation of a Direct Financial Obligation.

In connection with the proposed Merger referred to in Item 1.01 of this Current Report on Form 8-K, Kratos entered into that certain Facility Letter, dated October 24, 2007, with KeyBank for a $75,000,000 senior credit facility (the “Credit Facility”). Pursuant to the terms of the Facility Letter, the Credit Facility will consist of a $25,000,000 four year revolving credit facility, which will include a $10,000,000 sub-limit for letters of credit, and a $50,000,000 five year term loan credit facility. The proceeds under the Credit Facility may be used for general corporate purposes including refinancing of existing bank debt, working capital and acquisitions. The terms of the Credit Facility agreement shall contain representations and warranties, as well as reporting and financial covenants, customary for financings of this type. Among other things, the provisions of the Credit Facility shall limit the incurrence of additional debt and require the maintenance of certain financial ratios.

The foregoing description of the Facility Letter does not purport to be complete and is qualified in its entirety by the Facility Letter attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01   Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by this item, if any, with respect to the Merger, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item, if any, with respect to the Merger, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

2.1

Agreement and Plan of Merger, dated November 2, 2007, by and among Kratos Defense and Security Solutions, Inc., Kratos Government Solutions, Inc., Haverstick Acquisition Corporation and Haverstick Consulting, Inc.

10.1	Facility Letter, dated October 24, 2007, by and between Kratos Defense and Security Solutions, Inc. and KeyBank Capital Markets.
99.1	Press Release of Kratos Defense and Security Solutions, Inc. issued on November 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Date: November 7, 2007	/s/ James R. Edwards
James R. Edwards
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated November 2, 2007, by and among Kratos Defense and Security Solutions, Inc., Kratos Government Solutions, Inc., Haverstick Acquisition Corporation and Haverstick Consulting, Inc.

10.1	Facility Letter, dated October 24, 2007, by and between Kratos Defense and Security Solutions, Inc. and KeyBank Capital Markets.
99.1	Press Release of Kratos Defense and Security Solutions, Inc. issued on November 5, 2007.